The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION       January 20, 2009

Pricing Supplement dated January _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                    $
                                 Reverse Convertible Notes, each
                  Linked to the Common Stock of a Single Reference Stock Issuer
                            Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to Nineteen (19) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 January 27, 2009

Issuance Date:                January 30, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

Coupon Payment Date (s):      The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Three Month Notes:

           Valuation Date:    April 27, 2009

            Maturity Date:    April 30, 2009

Six Month Notes:

           Valuation Date:    July 28, 2009

            Maturity Date:    July 31, 2009

Reference Stock:

  No.     Principal   Reference Stock                         Ticker  Coupon    Strike    Barrier      Term          CUSIP
  ---     ---------   ---------------                         ------  ------    ------    -------      ----          -----
            Amount                                                     Rate      Price     Price
            ------                                                     ----      -----     -----
  1117        $       Apple Inc.                              AAPL     15.50%    $[ ]     65.00%     3 month       78008GYB2

  1118        $       Devon Energy Corporation                DVN      22.25%    $[ ]     65.00%     3 month       78008GYC0

  1119        $       Freeport-McMoRan Copper & Gold, Inc.    FCX      31.00%    $[ ]     65.00%     3 month       78008GYD8

  1120        $       Gilead Sciences, Inc.                   GILD     13.00%    $[ ]     75.00%     3 month       78008GYE6

  1121        $       Google Inc.                             GOOG     13.00%    $[ ]     65.00%     3 month       78008GYF3

  1122        $       McDonald's Corporation                  MCD       8.15%    $[ ]     75.00%     3 month       78008GYG1

  1123        $       Microsoft Corporation                   MSFT     19.00%    $[ ]     75.00%     3 month       78008GYH9

  1124        $       Wells Fargo & Company                   WFC      33.25%    $[ ]     65.00%     3 month       78008GYJ5

  1125        $       Wal-Mart Stores, Inc.                   WMT      11.00%    $[ ]     80.00%     3 month       78008GYK2

  1126        $       CA Inc.                                 CA       15.00%    $[ ]     65.00%     6 month       78008GYL0

  1127        $       Chevron Corporation                     CVX      13.10%    $[ ]     65.00%     6 month       78008GYM8

  1128        $       Hewlett-Packard Company                 HPQ      11.25%    $[ ]     65.00%     6 month       78008GYN6

  1129        $       Lowe's Companies, Inc.                  LOW      19.00%    $[ ]     65.00%     6 month       78008GYP1

  1130        $       McDonald's Corporation                  MCD      11.50%    $[ ]     75.00%     6 month       78008GYQ9

  1131        $       3M Co.                                  MMM      11.50%    $[ ]     75.00%     6 month       78008GYR7

  1132        $       Merck & Co. Inc.                        MRK      12.75%    $[ ]     65.00%     6 month       78008GYS5

  1133        $       Pfizer Inc.                             PFE      12.50%    $[ ]     75.00%     6 month       78008GYT3

  1134        $       The Procter & Gamble Company            PG       10.00%    $[ ]     75.00%     6 month       78008GYU0

  1135        $       Exxon Mobil Corporation                 XOM      12.15%    $[ ]     65.00%     6 month       78008GYV8

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Stock Price is less than the
                                    Initial Stock Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              October 20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------





                         RBC Capital Markets Corporation
                                 January _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002314/
     f101784424b5.txt.

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below       falls below the
                                 the Barrier Price on      Barrier Price on
                                  any day during the      any day during the     Hypothetical
                                  Monitoring Period:      Monitoring Period:       Physical
                                                                                   Delivery        Hypothetical
                                     Hypothetical            Hypothetical          Amount as       Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of         Amount as
  Share Price as Percentage           Maturity as            Maturity as         Shares of the     Percentage of
              of                    Percentage of           Percentage of          Reference         Principal
      Initial Share Price          Principal Amount        Principal Amount          Stock            Amount
      -------------------          ----------------        ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GYB2 (AAPL): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYC0 (DVN): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYD8 (FCX): [ ]% of each stated interest payment (31.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (31.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYE6 (GILD): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYF3 (GOOG): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYG1 (MCD): [ ]% of each stated interest payment (8.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYH9 (MSFT): [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYJ5 (WFC): [ ]% of each stated interest payment (33.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (33.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYK2 (WMT): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYL0 (CA): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYM8 (CVX): [ ]% of each stated interest payment (13.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYN6 (HPQ): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYP1 (LOW): [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYQ9 (MCD): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYR7 (MMM): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYS5 (MRK): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYT3 (PFE): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYU0 (PG): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GYV8 (XOM): [ ]% of each stated interest payment (12.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, , and digital content through the iTunes Store. It sells to consumer, small and mid-sized business (SMB), education, enterprise, government, and creative customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o    CA, Inc. (CA) is an independent provider of information technology
          (IT) management software. The Company designs, develops, markets, licenses and supports IT management software products that operate on a range of hardware platforms and operating systems. The Company helps customers govern, manage and secure their entire IT operation, all of the people, information, processes, systems, networks, applications and databases from a Web service to the mainframe, regardless of the hardware or software they are using. It licenses its products worldwide, principally to IT service providers, financial services companies, governmental agencies, retailers, manufacturers, educational institutions and healthcare institutions. CA offers its software products and solutions directly to its customers through its direct sales force and indirectly through global systems integrators, value-added partners, original equipment manufacturers and distribution partners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09247

     o Chevron Corp. manages its investments in subsidiaries and affiliates, and provides administrative, financial, management and technology support to the United States and International subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations of coal and other minerals, power generation and energy services. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas, and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil into finished petroleum products; marketing crude oil and the many products derived from petroleum, and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemical operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00368

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In October 2007, the Company completed the sale of its operations in Egypt. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Gilead Sciences, Inc. (Gilead) is a biopharmaceutical company that discovers, develops and commercializes therapeutics in areas of unmet medical need. The Company has United States and international commercial sales operations, with marketing subsidiaries in Australia, Austria, Canada, France, Germany, Greece, Ireland, Italy, New Zealand, Portugal, Spain, Switzerland, Turkey, the United Kingdom and the United States. Its commercial teams promote Truvada, Viread, Emtriva, Hepsera, AmBisome, Letairis and Flolan through direct field contact with physicians, hospitals, clinics and other healthcare providers. Its corporate partner, Astellas Pharma, Inc. (Astellas), promotes, sells and distributes AmBisome in the United States.In September 2007, it acquired Nycomed Limited, a wholly owned Irish subsidiary of Germany-based pharmaceutical company, Nycomed GmbH.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19731

     o Google Inc. maintains an index of Websites and other online content, and makes this information freely available to anyone with an Internet connection. The Company's automated search technology helps people obtain nearly instant access to relevant information from its online index. Google generates revenue primarily by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party Websites that comprise the Google Network use its AdSense program to deliver relevant ads that generate revenue and enhance the user experience. In September 2007, Google completed the acquisition of Postini, Inc., a provider of information security and compliance solutions. In March 2008, the Company completed the acquisition of DoubleClick, which offers online advertisement serving and management technology to advertisers, Web publishers and advertisement agencies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726

     o Hewlett-Packard Company is a provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses (SMBs) and large enterprises, including the public and education sectors. Its offerings span personal computing and other access devices; imaging and printing-related products and services; enterprise information technology infrastructure, including enterprise storage and server technology and software that optimizes business technology investments, and multi-vendor customer services, including technology support and maintenance, consulting and integration and outsourcing services, as well as application services and business process outsourcing. During the fiscal year ended October 31, 2008, its operations were organized into seven business segments:
          Enterprise Storage and Servers, HP Services, HP Software, the Personal Systems Group, the Imaging and Printing Group, HP Financial Services and Corporate Investments.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04423

     o Lowe's Companies, Inc. is a home improvement retailer, with specific emphasis on retail do-it-yourself (DIY) customers, do-it-for-me (DIFM) customers, who utilize its installation services, and commercial business customers. The Company offers a line of products and services for home decorating, maintenance, repair, remodeling and property maintenance. As of February 1, 2008, it operated 1,534 stores in 50 states and Canada, with 174 million square feet of retail selling space. Lowe's Companies, Inc. serves homeowners, renters and commercial business customers. Homeowners and renters primarily consist of do-it-yourselfers, and others buying for personal and family use. Commercial business customers include repair and remodeling contractors, electricians, landscapers, painters, plumbers, and commercial and residential property maintenance professionals, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o McDonald's Corporation primarily franchises and operates McDonald's restaurants in the food service industry. These restaurants serve a varied, yet limited, value-priced menu in more than 100 countries around the world. The Company also has a minority ownership interest in United Kingdom-based Pret A Manger. The Company owned Boston Market prior to its sale in August 2007. During the year ended December 31, 2006, the Company disposed of its investment in Chipotle Mexican Grill (Chipotle). All restaurants are operated either by the Company, by independent entrepreneurs under the terms of conventional franchise arrangements (franchisees), or by affiliates and developmental licensees operating under license agreements. During the year ended December 31, 2007, McDonald's Corporation sold its businesses in Brazil, Argentina, Mexico, Puerto Rico, Venezuela and 13 other countries in Latin America, and the Caribbean to a developmental licensee organization.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05231

     o 3M Company (3M) is a diversified technology company with a presence in various businesses, including industrial and transportation, healthcare, display and graphics, consumer and office, safety, security and protection services, and electro and communications. The Company is a diversified global manufacturer and marketer of a variety of products. 3M manages its operations in six business segments:
          Industrial and Transportation; Health Care; Display and Graphics; Consumer and Office; Safety, Security and Protection Services, and Electro and Communications. The Company's products are sold through numerous distribution channels, including directly to users and through numerous wholesalers, retailers, jobbers, distributors and dealers in a variety of trades in many countries worldwide. In December 2008, 3M announced that it has completed its acquisition of Financiere Burgienne. In December 2008, the Company acquired ABRASIVOS S.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03285

     o Merck & Co., Inc. (Merck) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a range of products to improve human and animal health. The Company's operations are principally managed on a products basis and comprises of two business segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. Merck sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers, such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03305

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

     o Pfizer Inc. (Pfizer) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets prescription medicines for humans and animals. It operates in two business segments: Pharmaceutical and Animal Health. The Company also operates several other businesses, including the manufacture of gelatin capsules, contract manufacturing and bulk pharmaceutical chemicals. In January 2008, the Company completed the acquisition of Coley Pharmaceutical Group, Inc., a company whose area of capability is immunotherapy with emphasis on Toll-like receptor research and development. In January 2008, it completed the acquisition of CovX Research LLC. In June 2008, Pfizer completed the acquisition of all remaining outstanding shares of common stock of Encysive Pharmaceuticals, Inc. through a merger of Pfizer's wholly owned subsidiary, Explorer Acquisition Corp., with and into Encysive.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03619

     o The Procter & Gamble Company is focused on providing branded consumer goods. The Company's products are sold in over 180 countries around the world primarily through mass merchandisers, grocery stores, membership club stores, drug stores and in high-frequency stores, the neighborhood stores, which serve consumers in developing markets. During the fiscal year ended June 30, 2008 (fiscal 2008), one product category accounted for 10% or more of consolidated net sales. The laundry category constituted approximately 16% of net sales during fiscal 2008. In fiscal 2008, the Company was organized into three Global Business Units: Beauty; Health and Well-Being, and Household Care. The Company had six business segments under United States Generally Accepted Accounting Principles (GAAP): Beauty; Grooming; Health Care; Snacks, Coffee and Pet Care; Fabric Care and Home Care, and Baby Care and Family Care.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00434

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It has three segments: Community Banking, Wholesale Banking and Wells Fargo Financial. Effective December 31, 2008, Wells Fargo & Co. announced that it has completed its merger with Wachovia Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o Wal-Mart Stores, Inc. (Wal-Mart) operates retail stores in various formats around the world. The Company earns the trust of its customers every day by providing an assortment of merchandise and services at every day low prices (EDLP), while fostering a culture that rewards and embraces mutual respect, integrity and diversity. Wal-Mart's operations comprise three business segments: Wal-Mart Stores, Sam's Club and International. Its Wal-Mart Stores segment is the largest segment of the Company's business, accounting for 64% of its net sales, during the fiscal year ended January 31, 2008 (fiscal 2008), and operates stores in three different formats in the United States, as well as Wal-Mart's online retail operations, walmart.com. Its Sam's Club segment consists of membership warehouse clubs in the United States and the segment's online retail operations, samsclub.com. Sam's Club accounted for 11.8% of the Company's net sales during fiscal 2008.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06991

     o Exxon Mobil Corporation (Exxon Mobil) through its divisions and affiliates is engaged in exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. Exxon Mobil is a manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a range of specialty products. Exxon Mobil also has interests in electric power generation facilities. Affiliates of Exxon Mobil conduct research programs in support of these businesses. Exxon Mobil Corporation has several divisions and affiliates, many with names that include Exxon Mobil, Exxon, Esso or Mobil. The Company operates in three segments: Upstream, Downstream and Chemicals. In April 2008, Galp Energia SGPS S.A. has acquired Exxon Mobil Corporation's businesses in Spain and Portugal.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02256

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2006, 2007 and 2008 as well as for the period from January 1, 2009 through January 16, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc (AAPL)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006               86.4                      57.67                     62.72
   04/01/2006         06/30/2006               73.8                      55.41                     57.27
   07/01/2006         09/29/2006               77.78                     50.16                     76.98
   09/30/2006         12/29/2006               93.159                    72.6                      84.84

   01/01/2007         03/30/2007               97.8                      81.9                      92.91
   03/31/2007         06/29/2007              127.61                     89.6                     122.04
   06/30/2007         09/28/2007              155                       111.62                    153.47
   09/29/2007         12/31/2007              202.96                    150.63                    198.08

   01/01/2008         03/31/2008              200.26                    115.44                    143.5
   04/01/2008         06/30/2008              192.24                    143.61                    167.44
   07/01/2008         09/30/2008              180.91                    100.59                    113.66
   10/01/2008         12/31/2008              116.4                      79.14                     85.35

   01/01/2009         01/16/2009               97.17                     80.05                     82.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006               69.97                     55.3                      61.17
   04/01/2006         06/30/2006               65.25                     48.94                     60.41
   07/01/2006         09/29/2006               74.75                     57.19                     63.15
   09/30/2006         12/29/2006               74.49                     58.55                     67.08

   01/01/2007         03/30/2007               71.24                     62.8                      69.22
   03/31/2007         06/29/2007               83.92                     69.3                      78.29
   06/30/2007         09/28/2007               85.2                      69.01                     83.2
   09/29/2007         12/31/2007               94.75                     80.05                     88.91

   01/01/2008         03/31/2008              108.13                     74.56                    104.33
   04/01/2008         06/30/2008              127.16                    101.31                    120.16
   07/01/2008         09/30/2008              127.43                     82.1                      91.2
   10/01/2008         12/31/2008               91.69                     54.4                      65.71

   01/01/2009         01/16/2009               73.11                     57                        58.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Gilead Sciences Inc (GILD)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              32.33                     26.24                     31.11
   04/01/2006         06/30/2006              33.1                      26.275                    29.58
   07/01/2006         09/29/2006              34.635                    29.01                     34.385
   09/30/2006         12/29/2006              35                        30.76                     32.465

   01/01/2007         03/30/2007              38.54                     30.96                     38.325
   03/31/2007         06/29/2007              42.235                    37.87                     38.7999
   06/30/2007         09/28/2007              41.37                     35.22                     40.87
   09/29/2007         12/31/2007              47.9                      40.8                      46.01

   01/01/2008         03/31/2008              51.65                     42.16                     51.53
   04/01/2008         06/30/2008              56.95                     49.58                     52.95
   07/01/2008         09/30/2008              57.63                     39.8                      45.63
   10/01/2008         12/31/2008              52.26                     35.6                      51.14

   01/01/2009         01/16/2009              52.35                     46.9                      48.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Google Inc (GOOG)
                                (Aug-04 - Aug-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              475.11                    331.55                    390
   04/01/2006         06/30/2006              450.72                    360.57                    419.33
   07/01/2006         09/29/2006              427.89                    363.36                    401.9
   09/30/2006         12/29/2006              513                       398.19                    460.48

   01/01/2007         03/30/2007              513                       437                       458.16
   03/31/2007         06/29/2007              534.99                    452.12                    522.7
   06/30/2007         09/28/2007              571.79                    480.46                    567.27
   09/29/2007         12/31/2007              747.24                    569.61                    691.48

   01/01/2008         03/31/2008              697.37                    412.11                    440.47
   04/01/2008         06/30/2008              602.45                    441                       526.42
   07/01/2008         09/30/2008              555.68                    380.71                    400.52
   10/01/2008         12/31/2008              416.98                    247.3                     307.65

   01/01/2009         01/16/2009              340.799                   286.79                    299.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              McDonald's Corp (MCD)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              36.75                     33.2                      34.36
   04/01/2006         06/30/2006              35.99                     31.73                     33.6
   07/01/2006         09/29/2006              40.06                     32.75                     39.12
   09/30/2006         12/29/2006              44.68                     38.95                     44.33

   01/01/2007         03/30/2007              46.21                     42.31                     45.05
   03/31/2007         06/29/2007              52.88                     44.26                     50.76
   06/30/2007         09/28/2007              55.73                     46.64                     54.47
   09/29/2007         12/31/2007              63.694                    54.67                     58.91

   01/01/2008         03/31/2008              59.48                     49.36                     55.77
   04/01/2008         06/30/2008              61.76                     55.14                     56.22
   07/01/2008         09/30/2008              67                        55.5454                   61.7
   10/01/2008         12/31/2008              64.02                     45.79                     62.19

   01/01/2009         01/16/2009              64.46                     56.41                     59.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              28.38                     26.1                      27.21
   04/01/2006         06/30/2006              27.941                    21.4599                   23.3
   07/01/2006         09/29/2006              27.52                     22.23                     27.35
   09/30/2006         12/29/2006              30.26                     27.15                     29.86

   01/01/2007         03/30/2007              31.48                     26.6                      27.87
   03/31/2007         06/29/2007              31.16                     27.56                     29.47
   06/30/2007         09/28/2007              31.84                     27.51                     29.46
   09/29/2007         12/31/2007              37.5                      29.29                     35.6

   01/01/2008         03/31/2008              35.96                     26.87                     28.38
   04/01/2008         06/30/2008              32.1                      27.11                     27.51
   07/01/2008         09/30/2008              28.5                      23.5                      26.69
   10/01/2008         12/31/2008              27.47                     17.5                      19.44

   01/01/2009         01/16/2009              21                        18.52                     19.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              32.755                    30.31                     31.935
   04/01/2006         06/30/2006              34.855                    31.9                      33.54
   07/01/2006         09/29/2006              36.89                     33.355                    36.18
   09/30/2006         12/29/2006              36.99                     34.9                      35.56

   01/01/2007         03/30/2007              36.64                     33.01                     34.43
   03/31/2007         06/29/2007              36.49                     33.93                     35.17
   06/30/2007         09/28/2007              37.99                     32.66                     35.62
   09/29/2007         12/31/2007              37.78                     29.29                     30.19

   01/01/2008         03/31/2008              34.56                     24.38                     29.1
   04/01/2008         06/30/2008              32.4                      23.46                     23.75
   07/01/2008         09/30/2008              44.675                    20.46                     37.53
   10/01/2008         12/31/2008              38.95                     19.89                     29.48

   01/01/2009         01/16/2009              30.47                     17.03                     18.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Wal-Mart Stores Inc (WMT)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              48.87                     44.52                     47.24
   04/01/2006         06/30/2006              50                        44.99                     48.17
   07/01/2006         09/29/2006              49.95                     42.31                     49.32
   09/30/2006         12/29/2006              52.15                     44.8                      46.18

   01/01/2007         03/30/2007              50.42                     45.06                     46.95
   03/31/2007         06/29/2007              51.44                     46.32                     48.11
   06/30/2007         09/28/2007              49.26                     42.09                     43.65
   09/29/2007         12/31/2007              50.05                     42.5                      47.53

   01/01/2008         03/31/2008              54.15                     43.11                     52.68
   04/01/2008         06/30/2008              59.95                     52.81                     56.2
   07/01/2008         09/30/2008              63.85                     55.34                     59.89
   10/01/2008         12/31/2008              60.3                      47                        56.06

   01/01/2009         01/16/2009              57.51                     50.31                     51.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   CA Inc (CA)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              29.5                      26.58                     27.21
   04/01/2006         06/30/2006              27.34                     19.69                     20.55
   07/01/2006         09/29/2006              24.46                     18.97                     23.69
   09/30/2006         12/29/2006              25.49                     21.29                     22.65

   01/01/2007         03/30/2007              27.46                     22.98                     25.91
   03/31/2007         06/29/2007              28.46                     24.72                     25.83
   06/30/2007         09/28/2007              26.98                     22.86                     25.72
   09/29/2007         12/31/2007              28.11                     24.02                     24.95

   01/01/2008         03/31/2008              26.62                     20.21                     22.5
   04/01/2008         06/30/2008              26.68                     21.54                     23.09
   07/01/2008         09/30/2008              24.67                     18.3089                   19.96
   10/01/2008         12/31/2008              20.99                     12                        18.53

   01/01/2009         01/16/2009              19.18                     17.435                    18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Chevron Corp (CVX)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006               62.72                    53.76                     57.97
   04/01/2006         06/30/2006               63.65                    55.41                     62.06
   07/01/2006         09/29/2006               68.47                    60.72                     64.86
   09/30/2006         12/29/2006               76.2                     62.22                     73.53

   01/01/2007         03/30/2007               74.98                    64.99                     73.96
   03/31/2007         06/29/2007               85.19                    74.05                     84.24
   06/30/2007         09/28/2007               95.5                     78.25                     93.58
   09/29/2007         12/31/2007               95.2                     81.92                     93.33

   01/01/2008         03/31/2008               95.21                    76.4                      85.36
   04/01/2008         06/30/2008              104.63                    84.57                     99.13
   07/01/2008         09/30/2008              100                       77.5                      82.48
   10/01/2008         12/31/2008               83.7                     55.5                      73.97

   01/01/2009         01/16/2009               78.45                    68.25                     71.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Hewlett-Packard Co (HPQ)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              34.52                     28.37                     32.9
   04/01/2006         06/30/2006              34.45                     29                        31.68
   07/01/2006         09/29/2006              37.25                     29.98                     36.69
   09/30/2006         12/29/2006              41.7                      36.7                      41.19

   01/01/2007         03/30/2007              43.72                     38.15                     40.14
   03/31/2007         06/29/2007              46.29                     40.05                     44.62
   06/30/2007         09/28/2007              51.09                     43.64                     49.79
   09/29/2007         12/31/2007              53.48                     47.45                     50.48

   01/01/2008         03/31/2008              50.98                     39.99                     45.66
   04/01/2008         06/30/2008              49.97                     43.27                     44.21
   07/01/2008         09/30/2008              49.2                      40.83                     46.24
   10/01/2008         12/31/2008              46.72                     28.23                     36.29

   01/01/2009         01/16/2009              39.53                     34.18                     34.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowes's Cos Inc (LOW)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              34.825                    30.58                     32.22
   04/01/2006         06/30/2006              33.48                     29.5                      30.335
   07/01/2006         09/29/2006              31.15                     26.15                     28.06
   09/30/2006         12/29/2006              31.98                     27.85                     31.15

   01/01/2007         03/30/2007              35.74                     29.87                     31.49
   03/31/2007         06/29/2007              33.19                     30.35                     30.69
   06/30/2007         09/28/2007              32.53                     25.98                     28.02
   09/29/2007         12/31/2007              31.72                     21.01                     22.62

   01/01/2008         03/31/2008              26.87                     19.94                     22.94
   04/01/2008         06/30/2008              27.18                     20.52                     20.75
   07/01/2008         09/30/2008              28.49                     18                        23.69
   10/01/2008         12/31/2008              23.73                     15.76                     21.52

   01/01/2009         01/16/2009              23.17                     19.41                     21.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   3M Co (MMM)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              79.83                     70.3                      75.69
   04/01/2006         06/30/2006              88.35                     75.76                     80.77
   07/01/2006         09/29/2006              81.6                      67.05                     74.42
   09/30/2006         12/29/2006              81.95                     73                        77.93

   01/01/2007         03/30/2007              79.88                     72.9                      76.43
   03/31/2007         06/29/2007              89.03                     75.91                     86.79
   06/30/2007         09/28/2007              93.98                     83.21                     93.58
   09/29/2007         12/31/2007              97                        78.98                     84.32

   01/01/2008         03/31/2008              84.76                     72.05                     79.15
   04/01/2008         06/30/2008              83.22                     68.61                     69.59
   07/01/2008         09/30/2008              74.71                     65.51                     68.31
   10/01/2008         12/31/2008              68.31                     50.01                     57.54

   01/01/2009         01/16/2009              59.81                     54.29                     56.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Merck & Co Inc/NJ (MRK)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              36.65                     31.81                     35.23
   04/01/2006         06/30/2006              36.84                     32.75                     36.43
   07/01/2006         09/29/2006              42.51                     35                        41.9
   09/30/2006         12/29/2006              46.37                     41.24                     43.6

   01/01/2007         03/30/2007              46.55                     42.35                     44.17
   03/31/2007         06/29/2007              55.14                     44.52                     49.8
   06/30/2007         09/28/2007              53.81                     48.11                     51.69
   09/29/2007         12/31/2007              61.62                     51.44                     58.11

   01/01/2008         03/31/2008              61.18                     36.82                     37.95
   04/01/2008         06/30/2008              42.24                     34.49                     37.69
   07/01/2008         09/30/2008              38.9                      30.34                     31.56
   10/01/2008         12/31/2008              32.46                     22.82                     30.4

   01/01/2009         01/16/2009              31.66                     27.37                     28.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Pfizer Inc (PFE)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              26.84                     23.6                      24.92
   04/01/2006         06/30/2006              25.72                     22.51                     23.47
   07/01/2006         09/29/2006              28.58                     22.16                     28.36
   09/30/2006         12/29/2006              28.6                      23.75                     25.9

   01/01/2007         03/30/2007              27.41                     24.55                     25.26
   03/31/2007         06/29/2007              27.73                     25.23                     25.57
   06/30/2007         09/28/2007              26.15                     23.13                     24.43
   09/29/2007         12/31/2007              25.71                     22.24                     22.73

   01/01/2008         03/31/2008              24.24                     20.19                     20.93
   04/01/2008         06/30/2008              21.6                      17.12                     17.47
   07/01/2008         09/30/2008              20.13                     17.16                     18.44
   10/01/2008         12/31/2008              19.39                     14.26                     17.71

   01/01/2009         01/16/2009              18.48                     16.52                     17.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Proctor & Gamble Co (PG)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              62.5                      57                        57.63
   04/01/2006         06/30/2006              58.73                     52.75                     55.6
   07/01/2006         09/29/2006              62.85                     55.25                     61.98
   09/30/2006         12/29/2006              64.73                     61.5                      64.27

   01/01/2007         03/30/2007              66.3                      60.42                     63.16
   03/31/2007         06/29/2007              64.75                     60.76                     61.19
   06/30/2007         09/28/2007              70.73                     60.89                     70.34
   09/29/2007         12/31/2007              75.18                     67.9                      73.42

   01/01/2008         03/31/2008              73.81                     62.74                     70.07
   04/01/2008         06/30/2008              71.2                      60.44                     60.81
   07/01/2008         09/30/2008              73.57                     60.05                     69.69
   10/01/2008         12/31/2008              71.94                     53.77                     61.82

   01/01/2009         01/16/2009              62.97                     56.55                     57.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Exxon Mobil Corp (XOM)
                                (Jan-99 - Jan-08)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
   ----------            ----                  ---                       ---                       ---
   01/01/2006         03/31/2006              63.96                     56.42                     60.86
   04/01/2006         06/30/2006              65                        56.64                     61.35
   07/01/2006         09/29/2006              71.22                     61.63                     67.1
   09/30/2006         12/29/2006              79                        64.84                     76.63

   01/01/2007         03/30/2007              76.35                     69.02                     75.45
   03/31/2007         06/29/2007              86.58                     75.28                     83.88
   06/30/2007         09/28/2007              93.66                     78.76                     92.56
   09/29/2007         12/31/2007              95.27                     83.37                     93.69

   01/01/2008         03/31/2008              94.74                     77.55                     84.58
   04/01/2008         06/30/2008              96.12                     84.26                     88.13
   07/01/2008         09/30/2008              89.63                     71.51                     77.66
   10/01/2008         12/31/2008              83.64                     56.51                     79.83

   01/01/2009         01/16/2009              82.73                     74.01                     78.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about January 30, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 January _, 2009